JULY 17, 2001



                            STOCK PURCHASE AGREEMENT



                  THIS AGREEMENT, made and entered into as of this 17th day of July , 2001, by and between Brunswick International Ltd, P.O.Box 217, Alpia, Samoa (the "Buyer"), and UTG Communications International, Inc., P.O. Box 13, CH-8954 Geroldswil, Switzerland, a Delaware corporation , (the "Seller");



                              W I T N E S S E T H :
                               -------------------


         WHEREAS, the Seller owns 51 shares of common stock, CHF 1000 par value (the "Common Stock"), of Music Line AG, a Swiss corporation ("Music Line"); and the buyer owns 1950 shares of Brunswick International Ltd, USD 1.00 par value per share

         WHEREAS, Music Line is engaged in the distribution of music CDs in Europe through the Internet and otherwise;

         WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to buy from the Seller, 51 shares Common Stock of Music Line representing 51% of the issued and outstanding shares of Common Stock of Music Line; whereas the buyers desires to sell to the seller , and the sellers desires to buy from the buyer , 1950 shares common stocks of Brunswick International Ltd, representing 19,5 % issued and outstanding shares of Brunswick International Ltd

         WHEREAS, certain capitalized terms used herein shall have the meaning given to them in Article X;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and upon the terms and subject to the conditions hereinafter set forth, the parties hereby agree as follows:



                                    ARTICLE I

                           TERMS OF PURCHASE AND SALE

                  1.1 PURCHASE AND SALE OF SHARES OF MUSIC LINE. Subject to the terms and conditions set forth herein, the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, 51 (fifty-one) shares of Common Stock for USD 10 million (the "Purchase Price") consisting of a fixed amount (the "Fixed Amount") to be payable on the dates and in the manner set forth in
Section 1.3 below.

                  1.2 THE CLOSING. Subject to the satisfaction or waiver of all conditions set forth in Articles VI and VII hereof, the Seller will transfer 51 (fifty-one) shares of Common Stock (the "Shares") to the Buyer, and the Buyer will pay to the Seller the Purchase Price in the manner set forth in Section 1.3(a) (the "Closing"). The Closing shall take place on the 15th August , 2001 , 2001 (the "Closing Date") at Geroldswil, at 10:00 A.M. or at such other place and time as the parties may mutually agree. At the Closing, the parties hereto shall deliver such consideration set forth below and duly executed copies of this Agreement. The Closing shall be deemed to have taken place at 5:00 P.M. on the Closing Date.

                  1.3 PAYMENT OF PURCHASE PRICE AND TRANSFER OF SHARES.
                  (a) The Buyer shall pay to the Seller the Fixed Amount of the Purchase Price as follows:

                  (a) At the Closing, the Buyer shall assign to the Seller and issue to the Seller 1950 shares of its common stock, USD 1.-- par value (the "Buyer Common Stock") at a purchase price of USD 5.123.-- and pay the amount of USD 10,000.--.

                  (b) At the Closing, the Buyer shall assign to the Seller and transfer to the Seller one or more stock certificates representing 19,5 % shares of Buyer Common Stock. Upon confirmation that the Fixed Portion of the Purchase Price has been fully paid in the manner set forth above, the Shares and certificate(s) there for shall be promptly released to the Buyer.

                  c) This agreement shall be deemed to occur on July 1st, 2001 and all the risks and rights will be consummated by the buyer from that date.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  The Seller hereby represents and warrants to the Buyer as follows as of the date hereof and as of the Closing Date:

                  2.1 CORPORATE EXISTENCE OF MUSIC LINE, ETC. Music Line is a corporation duly incorporated, validly existing and in good standing under the laws of Switzerland and has all requisite corporate power and authority to own or lease its assets and to operate its business as presently conducted.

                  2.2 VALID AND BINDING OBLIGATION OF SELLER. This Agreement has been duly executed and delivered on behalf of the Seller, constitutes the valid and binding obligation of the Seller and is enforceable against the Seller in accordance with its terms, subject to general equitable principles and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors' rights.

                  2.3 CAPITALIZATION. The share capital of Music Line consists of CHF 100,000.-- divided into 100 shares of Common Stock, CHF 1000.-- par value. All outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable without violating any preemptive rights. Except as contemplated by this Agreement, there is not outstanding any security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of Common Stock or of any other shares of capital of Music Line or any Subsidiary of Music Line or any securities convertible into, or other rights to acquire, any such shares of Common Stock or other capital stock of Music Line or any Subsidiary of Music Line or (ii) obligates Music Line or any Subsidiary of Music Line to grant, offer or enter into any of the foregoing or (iii) relates to the voting or control of such shares of Common Stock, capital stock, securities or rights, or options with respect thereto.

                  2.4 CONSENTS AND APPROVALS. No consent, approval or authorization of, exemption by, or filing with, any governmental or regulatory authority is required in connection with the execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby.

                  2.5 NO CONFLICTS. The execution, delivery and performance by the Seller of this Agreement to which the Seller is a party and the consummation by the Seller of the transactions contemplated hereby do not conflict with, or constitute or result in a breach, default or violation of (with or without the giving of notice or the passage of time) any of the terms, provisions or conditions of, (i) the Articles of Incorporation, By-Laws or similar charter document of Music Line or any Subsidiary of Music Line; (ii) any law, ordinance, regulation or rule applicable to Music Line or any Subsidiary of Music Line;
(iii) any order, judgment, injunction or other decree by which Music Line or any Subsidiary of Music Line or any of their respective assets or properties is bound; or (iv) any written or oral contract, agreement, or commitment to which Music Line or any Subsidiary of Music Line is a party or by which they or any of their respective assets or properties is bound; nor will such execution, delivery and performance result in the creation of any material Lien upon any properties, assets or rights of Music Line or any Subsidiary of Music Line.

                  2.6 SUBSIDIARIES. Except as set forth in Disclosure Schedule 2.6, Music Line does not, and at the Closing will not, own any equity ownership interest, directly or indirectly, in any person, corporation or other entity. The entities so set forth in Disclosure Schedule 2.6, are collectively referred to as the "Subsidiaries" and individually as a "Subsidiary." At the Closing, Music Line will own, either directly or indirectly through one or more Subsidiaries, the shares of capital stock of the Subsidiaries free and clear of any Lien (other than Permitted Liens). At the Closing, all of the issued and outstanding shares of capital stock of the Subsidiaries of Music Line will be validly issued, fully paid and non-assessable, and there will not be outstanding any securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of any of the Subsidiaries of Music Line, or subscriptions, warrants, options, rights or other arrangements or commitments obligating any Subsidiary of Music Line to issue or dispose of any of its equity securities or any ownership interest therein.

                  2.7 CONDUCT OF BUSINESS. Since July17th, 2001, there have not been any adverse events or developments which, individually or together with other such events, could reasonably be expected to have a material adverse effect on the Business or Condition of Music Line.

                  (a) has (i) declared, set aside or paid any dividend or other distribution in respect of the capital stock of Music Line or any Subsidiary of Music Line or (ii) directly or indirectly redeemed, purchased or otherwise acquired any such capital stock or other equity interests;

                  (b) authorized, issued, sold or otherwise disposed of, or granted any option or covered security with respect to any shares of capital stock or other equity interests of Music Line or any Subsidiary of Music Line, or modified or amended any right of any holder of any outstanding shares of capital stock or other equity interests of Music Line or any Subsidiary of Music Line or option or covered security with respect thereto;

                  (c) (i) increased the salary, wages or other compensation (including, without limitation, any bonuses, commissions and any other payments) of any officer, employee or consultant of Music Line or any Subsidiary of Music Line whose annual salary, wages and such other compensation is, or after giving effect to such change would be, in the aggregate, $100,000 or more per annum;
(ii) established or modified (A) targets, goals, pools or similar provisions under any benefit plan, employment contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any benefit plan, employment contract or other employee compensation arrangement; or (iii) adopted, entered into, amended, modified or terminated (in whole or in part) any benefit plan;

                  (d) (i) incurred any debt, (ii) made or agreed to make any loans to any Person or (iii) made or agreed to make any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of Music Line or any Subsidiary of Music Line under, any debt of or owing to Music Line or any Subsidiary of Music Line;

                  (e) suffered any physical damage, destruction or other casualty loss (whether or not covered by insurance) adversely affecting any of the real or personal property or equipment of the material assets of Music Line or any Subsidiary of Music Line;

                  (f) failed to pay or satisfy when due any obligation of Music Line or any Subsidiary of Music Line, except when the failure would not have a material adverse effect on the Business or Condition of Music Line or any Subsidiary of Music Line;

                  (g) acquired any business or assets of any Person (whether by merger, consolidation or otherwise) or disposed or leased, or incurred a Lien (other than a Permitted Lien) on, any assets of Music Line or any Subsidiary of Music Line, in each case, other than acquisitions or dispositions of inventory in the ordinary course of business of Music Line or such Subsidiary of Music Line consistent with past practice;

                  (h) entered into, amended, modified, terminated (in whole or in part) or granted a waiver under or given any consent with respect to any Intellectual Property;

                  (i) commenced any new line of business or terminated or changed any line of the business conducted by Music Line and its Subsidiaries during the fiscal year ended on July 17th, 2001.

                  (j) entered into any transaction with any stockholder or Affiliate of Music Line or any Subsidiary of Music Line;

                  (k) made any change in the accounting methods or procedures of Music Line or any Subsidiary of Music Line or become subject to any conditions or event which has or could reasonably be expected to have a material adverse effect on the Business or Condition of Music Line or any Subsidiary of Music Line; or

                  (l) entered into any agreement to do any of the things described in the preceding paragraphs, including, without limitation, with respect to any business combination not otherwise restricted by the preceding paragraphs.


                  2.8      CORPORATE FORMALITIES; BOOKS AND RECORDS.

                  (a) Music Line and each Subsidiary of Music Line have complied in all material respects with all corporate formalities required to be complied with under applicable laws.

                  (b) The minute books and other similar records of Music Line and each Subsidiary of Music Line as made available to the Buyer prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of directors, members, stockholders, the management committee or boards of directors, subcommittees and committees of the boards of directors of Music Line and each Subsidiary of Music Line.

                  2.9 FINANCIAL STATEMENTS. A copy of the balance sheet of Music Line as of June 30, 2001 and the statements of income and retained earnings and changes in financial position of Music Line for the year ended June 30, 2001 (the "Financial Statements"), have been delivered to the Buyer.

                  2.10 ACCOUNTS AND NOTES RECEIVABLE. The accounts and notes receivable reflected on the Music Line balance sheet or thereafter acquired by Music Line or its Subsidiaries on or prior to the Closing Date arose and will have arisen from bona fide transactions in the ordinary course of business and will have been collected in full or be fully collectible at their face amounts (less any applicable reserves reflected on the balance sheet or thereafter established on a basis consistent with the reserves reflected on the balance sheet) within 90 days after the Closing Date.

                  2.11 TITLE TO PROPERTIES. (a) The Seller has good and marketable title to the Shares, free and clear of all liens, except Permitted Liens.

                  (b) Music Line and its Subsidiaries have good and marketable title to all of the assets and properties which they purport to own and which are reflected on the balance sheet of Music Line, free and clear of all Liens, except for Permitted Liens.

                  2.12 INTELLECTUAL PROPERTY. At the Closing, (a) Music Line own or possess adequate licenses or other valid rights to use all United States and foreign Intellectual Property which is material to the conduct of the business, operations or financial condition of Music Line and its Subsidiaries; (b) to Music Line's and the Seller's knowledge, the validity of the Intellectual Property and the title thereto of Music Line have not been questioned in any litigation to which Music Line has been or is a party, nor was any such litigation threatened or claims of third parties made to Music Line or the Seller's knowledge; and (c) the conduct of the business of Music Line at the Closing does not conflict with any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the Intellectual Property.

                  2.13 CONTRACTS. Each Contract to which Music Line or its Subsidiaries are parties or by which their respective properties are bound and which is material to the business conducted by Music Line and its Subsidiaries (the "Music Line Contracts") is valid, binding, and enforceable in accordance with its terms for the periods (if any) stated therein, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting creditors' rights generally and limitations on the availability of equitable remedies; Music Line and its Subsidiaries have fulfilled or have taken all actions necessary to enable them to fulfill when due all of their obligations under the Music Line Contracts, and there is not, under any of the foregoing, any existing default or event of default by Music Line or its Subsidiaries or any event which, with or without the giving of notice or the passage of time, would constitute a default under any of the Music Line Contracts.

                  2.14 LITIGATION. There is no action, proceeding or investigation in any court or before any governmental or regulatory authority pending or threatened in writing or orally (a) against Music Line, (b) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby, or (c) which renders the Buyer unable to hold shares in Music Line. Music Line is not subject to any outstanding order, writ, judgment or decree.

                  2.15 TAXES. (i) All tax returns required to be filed with respect to Music Line have been filed in a timely manner (taking into account all extensions of due dates), and (ii) Music Line have paid, or have made sufficient provision for, or have set up adequate reserves for the payment of, all Taxes shown as due on such returns.

                  2.16 COMPLIANCE WITH LAWS. Music Line has complied in all material respects with all laws, statutes, rules, regulations, judgments, decrees and orders applicable to their business.

                  2.17 EMPLOYEE BENEFITS AND AGREEMENTS. (a) The Disclosure Schedule contains a list of (i) all material employment contracts between Music Line and its Subsidiaries and each executive officer thereof and (ii) all bonus, incentive, stock option, stock purchase, phantom stock, stock appreciation rights, performance shares, and similar plans either currently maintained by Music Line or its Subsidiaries and each employee pension and benefit plan which Music Line or its Subsidiaries maintain or to which any of such parties contributes or is required to contribute on behalf of its employees, directors or consultants.

                  (b) Music Line and its Subsidiaries are not experiencing any significant problems with any of their employees or consultants.

                  2.18 LICENSES AND PERMITS. Music Line and its Subsidiaries have all material governmental licenses and permits and other governmental authorizations and approvals required for the conduct of their businesses as presently conducted.

                  2.19 BUSINESS. Music Line and its Subsidiaries are engaged in the business of distributing music CDs throughout in Europe. Substantially all of Music Line's consolidated revenues are generated in such business. Since inception, the business operated by Music Line and its Subsidiaries as reflected on the Financial Statement, has at all times been solely conducted by Music Line and its Subsidiaries.

                  2.20 EXEMPTION FROM REGISTRATION; RESTRICTIONS ON OFFER AND SALE OF SAME OR SIMILAR SECURITIES. Assuming the representations and warranties of the Buyer set forth in Section 3.5 are true and correct in all material respects, the offer and sale of the Shares pursuant to this Agreement is exempt from the registration requirements of the Securities Act. Neither Music Line nor any Person authorized to act on its behalf has, in connection with the offering of the Shares, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 501(c) under the Securities Act), (ii) any action involving a public offering within the meaning of section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering and sale of the Shares pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. Neither the Seller nor any such Person has made, directly or indirectly, any offer or sale of Common Stock or of securities of the same or a similar class as the shares of Common Stock to be purchased pursuant to this Agreement that, as a result of the offer and sale of the shares of Common Stock contemplated hereby, could fail to be entitled to the exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.


                  2.21 BUSINESS RELATIONSHIPS. Since July 17th, 2001, no business relationship of Music Line or any Subsidiary of Music Line with any customer, supplier or any group of customers or suppliers whose purchases or sales, as the case may be, are individually or in the aggregate material to the Business or Condition of Music Line or any Subsidiary of Music Line has been, or to the knowledge of Music Line or the Seller is threatened to be, terminated, canceled, limited or changed or modified adversely, and, to the knowledge of the Seller, there exists no present condition or state of facts or circumstances with respect to such business relationship that would materially adversely affect the Business or Condition of Music Line or any Subsidiary of Music Line, or prevent Music Line or any Subsidiary of Music Line from conducting its business as previously conducted after the consummation of the transactions contemplated by this Agreement, in substantially the same manner in which it has heretofore been conducted.

                  2.22 DISCLOSURE. This Agreement does not, and the documents and certificates executed by the Seller or Music Line or otherwise furnished by the Seller or Music Line to the Buyer do not, and at the Closing and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                  2.23 OTHER NEGOTIATIONS; BROKERS. Neither Music Line, any Subsidiary of Music Line, the Seller, nor any of their respective Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Music Line, any Subsidiary of Music Line, the Seller, nor any of their respective Affiliates) (i) has entered into any agreement that conflicts with any of the transactions contemplated by this Agreement or (ii) has entered into any agreement or had any discussions with any third party regarding any transaction involving Music Line, any Subsidiary of Music Line or the Seller which could result in the Buyer or its members, officers, directors, employees, agents or Affiliates being subject to any claim for liability to said third party as a result of entering into this Agreement or consummating the transactions contemplated hereby.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

                  The Buyer hereby represents and warrants to the Seller as follows as of the date hereof and as of the Closing Date:

                  3.1 ORGANIZATION. The Buyer is a corporation organized, validly existing and in good standing under the laws of Samoa and has all requisite corporate power and authority to carry on its business as a Holding Company of various interests in the telecom industries and it is now being conducted and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

                  3.2 CORPORATE POWER AND AUTHORITY. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency or other similar laws relating to creditors' rights generally, and (ii) is subject to general principles of equity.

                  3.3 LITIGATION. There is no action, proceeding or investigation in any court or before any governmental or regulatory authority pending or threatened in writing or, to the Buyer's knowledge, orally threatened which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.

                  3.4 NO CONFLICTS. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby do not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which the Buyer is subject, (ii) violate any order, judgment or decree applicable to the Buyer or (iii) conflict with, or result in a breach or default under, any term or condition of the Buyer's Certificate of Incorporation or By-Laws or any material agreement or other instrument to which the Buyer or any of its subsidiaries is a party or by which any of them may be bound; except for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

                  3.5 INVESTMENT INTENT. The Buyer is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Buyer is acquiring the Shares and any other shares of Common Stock issued to it hereunder solely for its own account and not with a view to a sale or distribution thereof in violation of any securities laws. The Buyer acknowledges that it has received, or has had access to, all information which it considers necessary or advisable to enable it to make a decision concerning its purchase of the Shares, provided that the foregoing shall not limit or otherwise affect the rights or remedies of the Buyer hereunder with respect to the breach of any representations, warranties, covenants or agreements of the Seller contained herein.

                  3.6 CONSENTS. No consent, approval or authorization of, exemption by, or filing with, any governmental or regulatory authority is required in connection with the execution, delivery and performance by the Buyer of this Agreement or the consummation by the Buyer of the transactions contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which the Seller is required to obtain or make.

                  3.7. CONDUCT OF BUSINESS. There have not been any adverse events or developments which, individually or together with other such events, could reasonably be expected to have a material adverse effect on the Buyer. (company)

                  (a) has (i) declared, set aside or paid any dividend or other distribution in respect of the capital stock any Subsidiary of the company or
(ii) directly or indirectly redeemed, purchased or otherwise acquired any such capital stock or other equity interests;

                  (b) authorized, issued, sold or otherwise disposed of, or granted any option or covered security with respect to any shares of capital stock or other equity interests of the company or modified or amended any right of any holder of any outstanding shares of capital stock or other equity interests of the company or any Subsidiary or option or covered security with respect thereto;

                  (c) (i) increased the salary, wages or other compensation (including, without limitation, any bonuses, commissions and any other payments) of any officer, employee or consultant of the company whose annual salary, wages and such other compensation is, or after giving effect to such change would be, in the aggregate, $100,000 or more per annum; (ii) established or modified (A) targets, goals, pools or similar provisions under any benefit plan, employment contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any benefit plan, employment contract or other employee compensation arrangement; or (iii) adopted, entered into, amended, modified or terminated (in whole or in part) any benefit plan;

                  (d) (i) incurred any debt, (ii) made or agreed to make any loans to any Person or (iii) made or agreed to make any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the company under, any debt of or owing to the company or any Subsidiary of the company;

                  (e) suffered any physical damage, destruction or other casualty loss (whether or not covered by insurance) adversely affecting any of the real or personal property or equipment of the material assets of the company;

                  (f) failed to pay or satisfy when due any obligation of the company or any Subsidiary of the company, except when the failure would not have a material adverse effect on the Business or Condition of the company or any Subsidiary of the company;

                  (g) acquired any business or assets of any Person (whether by merger, consolidation or otherwise) or disposed or leased, or incurred a Lien (other than a Permitted Lien) on, any assets of the company or any Subsidiary of the company, in each case, other than acquisitions or dispositions of inventory in the ordinary course of business of the company or such Subsidiary of the company consistent with past practice;

                  (h) entered into, amended, modified, terminated (in whole or in part) or granted a waiver under or given any consent with respect to any Intellectual Property;

                  (i) commenced any new line of business or terminated or changed any line of the business conducted by the company and its Subsidiaries during the fiscal year ended on July 17th, 2001.

                  (j) entered into any transaction with any stockholder or Affiliate of the company or any Subsidiary of the company;

                  (k) made any change in the accounting methods or procedures of the company or any Subsidiary of the company or become subject to any conditions or event which has or could reasonably be expected to have a material adverse effect on the Business or Condition of the company or any Subsidiary of the company; or

                  (l) entered into any agreement to do any of the things described in the preceding paragraphs, including, without limitation, with respect to any business combination not otherwise restricted by the preceding paragraphs.

                                   ARTICLE IV
                        CERTAIN COVENANTS OF THE PARTIES



                  The Seller, on the one hand, and the Buyer, on the other hand, hereby covenant to and agree with one another as follows:

                  4.1 ACCESS. Subject to compliance by the Buyer with the provisions of Section 4.2, from the date of this Agreement to the Closing Date, the Seller shall (i) provide the Buyer with access to such information as it may request with respect to the properties, books and records of the Music Line and its Subsidiaries and on the transactions contemplated by this Agreement, (ii) permit the Buyer and its authorized representatives reasonable access during regular business hours and upon reasonable notice to the properties, books, and records of Music Line and its Subsidiaries, including, but not limited to, a complete and correct certified copy Music Line's Articles of Association and By-Laws, as currently in effect, and a certified excerpt from the Commercial Register, as currently in effect; (iii) permit the Buyer to make such inspections thereof as the Buyer may reasonably request; in each case to the extent necessary to conduct customary due diligence with respect to its investment in Music Line; and (iv) permit the Buyer reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of Music Line and/or the Seller concerning the transfer of the Shares to the full satisfaction of the Buyer.

                  4.2      CONFIDENTIALITY.

                  (a) The parties hereto shall keep confidential any information which has been made available or furnished to it (each, as the case may be, a "Recipient") by or on behalf of the other party (each, as the case may be, a "Provider"), in connection with the transactions contemplated by this Agreement and the Transaction Documents (collectively, "Confidential Information"), and shall use the Confidential Information solely in connection with the transactions contemplated by this Agreement and the Transaction Documents. If this Agreement is terminated, the Recipient will return all Confidential Information to the Provider and either destroy any writings prepared by or on behalf of the Recipient based on Confidential Information or deliver such writings to the Provider. Confidential Information does not include information which (i) is or becomes (but only when it becomes) generally available to the public other than as a result of disclosure in violation of this Section 4.2, or
(ii) is or becomes (but only when it becomes) available to the Recipient on a non-confidential basis from a source other than the Provider, or any of its agents or advisors or employees, provided that such source is not bound by a confidentiality agreement with the Provider in respect thereof.

                  (b) The Recipient may disclose Confidential Information to any of its directors, officers, employees, agents, advisors and, in the case of the Buyer, its prospective investors, who need to know such Confidential Information in connection with the transactions contemplated by this Agreement or the Transaction Documents; provided that, prior to making such disclosure, the Recipient shall inform all such persons and entities of the confidential nature of such Confidential Information and such persons and entities shall agree, for the benefit of the Provider, to be bound by the terms and conditions of this
Section 4.2. In any event, the Recipient will be responsible for damages incurred by the Provider arising from any breach of this Section 4.2 by any person or entity to whom Confidential Information shall have been furnished. The Recipient may disclose Confidential Information if required by legal process or by operation of applicable law (but only to the extent so required), provided that the Recipient shall first promptly notify the Provider thereof so that the Provider may seek an appropriate protective order and/or waive compliance by the Recipient with the provisions of this Section 4.2.

                  4.3 CONDUCT OF BUSINESS. Except for the transactions contemplated by this Agreement, from 17th July 2001 through the Closing Date, the Seller shall cause Music Line and its Subsidiaries to conduct their respective businesses only in the ordinary course consistent with past practice and the terms of this Agreement. Without limiting the generality of the foregoing, Music Line and its Subsidiaries shall:

                  (a) use their best efforts to (A) preserve intact the present business organization and reputation of Music Line and its Subsidiaries, (B) keep available (subject to dismissals and retirements in the ordinary course of business consistent with the past practice of Music Line) the services of the present officers, employees and consultants of Music Line and its Subsidiaries,
(C) maintain the assets of Music Line and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, (D) maintain the good will of customers, suppliers and lenders and other Persons with whom Music Line or any Subsidiary of Music Line otherwise have significant business relationships and
(E) continue all current sales, marketing and promotional activities relating to the business and operations of Music Line and its Subsidiaries;

                  (b) cause their respective books and records to be maintained in the usual, regular and ordinary manner and observe all corporate formalities required by applicable law;

                  (c) comply in all material respects with all laws, regulations and orders applicable to the business and operations of Music Line and its Subsidiaries, and promptly following receipt thereof give the Buyer copies of any notice received from any governmental or regulatory authority or other Person alleging any violation of any such law, regulation or order;

                  (d) (A) administer each benefit plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of all applicable laws; and (B) refrain from making any representation or promise, oral or written, to any employee concerning any benefit plan, except for statements as to the rights or accrued benefits of any employee; and

                  (e) refrain from: (A) amending their articles of incorporation or by-laws (or other comparable charter documents) or taking any action with respect to any such amendment or any reorganization, liquidation or dissolution of any such entity; (B) taking any of the actions listed in Section 2.7 hereof;
(C) violating, breaching, or defaulting under, in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any permit held or used by Music Line or any Subsidiary of Music Line or any Contract to which Music Line or any Subsidiary of Music Line is a party or by which any of its assets or properties is bound;
(D) (I) taking or agreeing or committing to take or omitting or agreeing or committing to omit any action that would make any representation or warranty of Music Line hereunder inaccurate in any material respect; or (II) taking any action or course of action inconsistent with compliance with the covenants and agreements of Music Line herein or which might adversely affect the interests of the Buyer hereunder; and (F) entering into any agreement to engage in any of the activities listed in this Section 4.3.

                  4.4 NOTICE AND CURE. The Seller shall notify the Buyer promptly in writing of, and contemporaneously shall provide the Buyer with true and complete copies of any and all information or documents relating to, and shall use its best efforts to cure before the each Closing Date, any event, transaction or circumstance occurring after the date of this Agreement that causes or shall cause any covenant or agreement of the Seller under this Agreement to be breached or that renders or shall render untrue any representation or warranty of the Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Seller also shall notify the Buyer promptly in writing of, and shall use its best efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by the Seller in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section 4.4 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the Buyer's right to seek indemnity under
Article VIII.


                  4.5 LINES OF BUSINESS. The Seller shall not, and shall not permit Music Line or any of its Subsidiaries to, without the prior written consent of the Buyer, engage in any material activity in any line of business other than the business conducted on or prior to July 17th, 2001.

                                    ARTICLE V

                    (a) NON-COMPETE. For a period of two (2) years from the Closing Date (the "Restricted Period"), the Seller shall not, without the prior written consent of the Buyer, directly or indirectly, whether as an employee, director, independent contractor, consultant, licensor, licensee, stockholder, partner, or otherwise, engage or assist others to engage in or have any interest in any business which competes with the business conducted by Music Line or its subsidiaries directly or indirectly at such time in any jurisdictions in which the Buyer then operates the business currently conducted by Music Line, or licenses third parties to carry on, such business; PROVIDED, HOWEVER, that the Seller may own directly or indirectly, solely as an investment, securities of any Person which engages in such in any such business which are traded on any national securities exchange as long as none of them (y) is a controlling person of, or a member of a group which controls, such Person or (z) (when added together with any other securities held by the Seller directly or indirectly), owns 1% or more of any class of securities of such Person.

                  (b) The Seller further agrees that during the Restricted Period, he shall not, directly or indirectly, (i) solicit, induce, enter into any agreement with, or attempt to influence any individual who was an employee or consultant of Music Line or any of its Subsidiaries at any time prior to the Closing or during the Restricted Period, to terminate his or her employment or consulting relationship with Music Line or any of its subsidiaries or to become employed by the Seller or any individual or entity controlled by the Seller or by which the Seller is employed or (ii) interfere in any other way with the employment, or other relationship, of any employee or consultant of Music Line or its Affiliates.



                                   ARTICLE VI

                      CONDITIONS TO THE BUYER'S OBLIGATIONS

                  The obligations of the Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as the Buyer may waive:

                  6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER. The Seller shall have complied in all material respects with all of its agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and all the representations and warranties of the Seller contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as otherwise contemplated hereby, and except to the extent that such representations and warranties expressly make reference to a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true as of the specified date.

                  6.2 FURTHER ACTION. All action (including notifications and filings) that shall be required to be taken by the Seller in order to consummate the transactions contemplated hereby shall have been taken and all consents, approvals, authorizations and exemptions from third parties that shall be required in order to enable the Seller to consummate the transactions contemplated hereby shall have been duly obtained (except for such actions, consents, approvals, authorizations and exemptions, the absence of which would not prohibit consummation of such transactions or render such consummation illegal), and, as of the Closing Date, the transactions contemplated hereby shall not violate any applicable law or governmental regulation.

                  6.3 NO GOVERNMENTAL OR OTHER PROCEEDING. No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened as of the Closing Date.


                                   ARTICLE VII
                     CONDITIONS TO THE SELLER'S OBLIGATIONS

                  The obligations of the Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as the Seller may waive:

                  7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BUYER. The Buyer shall have complied in all material respects with all of its agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and the representations and warranties of the Buyer contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as otherwise contemplated hereby, and except to the extent that such representations and warranties expressly make reference to a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true as of the specified date.

                  7.2 FURTHER ACTION. All action (including notifications and filings) that shall be required to be taken by the Buyer in order to consummate the transactions contemplated hereby shall have been taken and all consents, approvals, authorizations and exemptions from third parties that shall be required in order to enable the Seller to consummate the transactions contemplated hereby shall have been duly obtained (except for such actions, consents, approvals, authorizations and exemptions, the absence of which would not prohibit consummation of such transactions or render such consummation illegal), and, as of the Closing Date, the transactions contemplated hereby shall not violate any applicable law or governmental regulation.

                  7.3 NO GOVERNMENTAL OR OTHER PROCEEDING. No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened in writing as of the Closing Date.

                                  ARTICLE VIII
                          SURVIVAL AND INDEMNIFICATION

                  8.1 SURVIVAL. The representations and warranties contained herein and the covenants and agreements to be performed or complied with after the Closing shall survive the Closing for a period of one year except for Music Line's representations set forth in Section 2.16 which shall survive the Closing until the expiration of a period of six months following the expiration of the applicable statute of limitation. A claim for indemnification by a party against the other under this Article VIII for inaccuracy in a representation or warranty or breach of any covenants and agreements contained herein must be asserted in writing and in accordance with Section 8.3 prior to the expiration of the applicable time period referenced above, following which such claims shall be barred for all purposes. If written notice of a claim for indemnification is given in accordance with Section 8.3 prior to the expiration of the applicable time period referenced above, then the representation, warranty, covenant, or agreement applicable to such claim shall survive until, but only for purposes of, resolution of such claim.

                  8.2 INDEMNIFICATION. Subject to the provisions of Section 8.1, from and after the Closing, each of (i) the Buyer and (ii) the Seller shall indemnify and hold harmless the Buyer, its directors, officers, agents and employees (other than the Seller) (the party seeking indemnification being referred to as the "Indemnified Party") from and against any and all claims, losses, liabilities and damages, including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable fees and disbursements of counsel, arising out of or resulting from the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, contained herein or in any instrument or certificate delivered pursuant hereto, by the party against whom indemnification is sought (the "Indemnifying Party").

                  8.3 NOTICE OF CLAIM. The Indemnified Party shall promptly notify the Indemnifying Party in writing of any claim for indemnification, specifying in detail the basis of such claim, the facts pertaining thereto and, if known, the amount, or an estimate of the amount, of the liability arising there from. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter all information and documentation necessary to support and verify the claim asserted and the Indemnifying Party shall be given reasonable access to all books and records in the possession or control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim.

                  8.4 DEFENSE. If the facts giving rise to a right to indemnification arise out of the claim of any third party, or if there is any claim against a third party, the Indemnifying Party may assume the defense or the prosecution thereof, including the employment of counsel, at its cost and expense. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate therein, but the fees and expenses of such counsel employed by the Indemnified Party shall be at its expense. The Indemnifying Party shall not be liable for any settlement of any such claim effected without its prior written consent which consent shall not be unreasonably withheld. Whether or not the Indemnifying Party does choose to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend at such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Indemnifying Party shall be subrogated to all rights and remedies of the Indemnified Party to the extent of any indemnification provided hereunder.



                                   ARTICLE IX
                          TERMINATION PRIOR TO CLOSING

                  9.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

                  (i) by the mutual written consent of the Buyer and the Seller;

                  (ii) by the Seller in writing if the Closing shall not have occurred on or before October 30, 2001 or such other date to which the Closing Date hereunder been extended by the mutual agreement of the parties hereto; or

                  (iii) by either party, if the other party shall (x) fail to perform in any material respect its agreements contained herein required to be performed prior to the Closing, or (y) materially breach any of its representations, warranties, covenants or agreements contained herein, which failure or breach is not cured within five business days after the party seeking to terminate has notified the other party of its intent to terminate this Agreement pursuant to this clause.

                  9.2 TERMINATION OF OBLIGATIONS. Termination of this Agreement pursuant to this Article IX shall terminate all obligations of the parties hereunder, except for the obligations under Sections 4.2 and 11.9 and 11.10; provided, however, that termination pursuant to clause (ii) or (iii) of Section
9.1 shall not relieve the defaulting or breaching party from any liability to the other party hereto resulting from its willful breach of this Agreement.



                                    ARTICLE X

                                   DEFINITIONS

                  As used in this Agreement, the following defined terms shall have the meanings indicated below:

                  "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration or governmental or regulatory authority investigation or audit.

                  "AFFILIATE" means, as applied to any Person, (I) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (ii) any other Person that owns or controls five percent (5%) or more of any class of equity securities (including any equity securities issuable upon the exercise of any Option) of that Person or any of its Affiliates, or (iii) any member, director, partner, officer, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

                  "AGREEMENT" means this Stock Purchase Agreement, the Exhibits, Schedules, Disclosure Schedules and the certificates delivered in connection herewith, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

                  "BUSINESS AND/OR CONDITION" means the business, condition (financial or otherwise), results of operations and assets of Music Line and its Subsidiaries taken as a whole.

                  "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of New York and the City of Zurich, Switzerland are authorized or obligated to close.

                  "CLOSING" has the meaning given to it in Section 1.2.

                  "CLOSING DATE" has the meaning given to it in Section 1.2.

                  "COMMON STOCK" has the meaning given to it in the forepart to this Agreement.

                  "BUYER" has the meaning given to it in the forepart to this Agreement.

                  "CONTRACT" means any agreement, lease, license, evidence of indebtedness, mortgage, indenture, security agreement or other contract or other commitment (whether written or oral).

                  "DISCLOSURE SCHEDULE" means the schedules delivered to the Buyer by or on behalf of the Seller and to the Seller by or on behalf of the Buyer, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Seller pursuant to
Article II and by the Buyer pursuant to Article III of this Agreement.

                  "INTELLECTUAL PROPERTY" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                  "LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or Contract committing to grant any of the foregoing.

                  "PERMITTED LIENS" means (a) Liens for current taxes not yet due and payable or for taxes the validity of which is being contested in good faith by appropriate proceedings, and (b) Liens which individually or in the aggregate do not materially and adversely affect the business, operations or financial condition of Music Line and the Subsidiaries, taken as a whole.

                  "PERSON" means any individual, corporation, joint stock corporation, limited liability Buyer or partnership, general partnership, limited partnership, proprietorship, joint venture, other business organization, trust, union, association or governmental or regulatory authority.

                  "PURCHASE PRICE" has the meaning given to it in Section 1.1.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations there under.

                  "BUYER CHARTER" means any and all of the charter documents of the Buyer, including but not limited to a Certificate of Incorporation, By-Laws, Articles of Association and/or Memorandum, as the case may be.

                  "SUBSIDIARY" means any Person in which Music Line, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

                  "TAX" or "TAXES" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, AD VALOREM, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.



                                   ARTICLE XI
                                  MISCELLANEOUS

                  11.1 ENTIRE AGREEMENT. This Agreement (including the Disclosure Schedule and Exhibits) constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

                  11.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other party hereto, except that the Buyer may, at its election and without the prior written consent of the Seller, assign this Agreement to any direct or indirect wholly-owned subsidiary or any other affiliate of the Buyer in connection with a permitted transfer of the Shares so long as the representations and warranties of the Buyer made herein are equally true of such assignee. If this Agreement is assigned with such consent or pursuant to such exceptions, the terms and conditions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective assigns; provided, however, that no assignment of this Agreement or any of the rights or obligations hereof shall relieve any party of its obligations under this Agreement. With the exception of the parties to this Agreement, (except as set forth in Article V) there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

                  11.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

                  11.4 HEADINGS. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

                  11.5 NO WAIVER. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, will be deemed to constitute a waiver by the party taking any action of compliance with any representation, warranty or agreement contained herein. The waiver by any party hereto of any condition or of a breach of any other provision of this Agreement will not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under the Agreement will not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

                  11.6 EXPENSES. The Seller and the Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

                  11.7 NOTICES. Any notice, request, instruction or other document (each, a "notice") to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, if to the Seller to:


                           UTG Communications International Inc
                           Limmattalstr. 10
                           CH-8954 Geroldswil

                           Tel:        +41.1.749.31.03
                           Facsimile:  +41.1.749.31.09




                  if to the Buyer to:

                           Brunswick International Ltd
                           Baarerstrase 23
                           Postfach
                           6304  ZUG


                           Tel:        +41.41.727.18.88
                           Facsimile:  +41.41.710.15.82

                  11.8 FURTHER ASSURANCES. From and after the Closing Date, each party, at the request of the other party and at the requesting party's expense, will take all such action and execute and deliver all such documents and instruments as shall be reasonably necessary or appropriate to implement or effectuate the transactions contemplated by this Agreement and to enable the Buyer and the Seller to enjoy the respective benefits contemplated by this Agreement (including without limitation confirming and vesting title to the Shares in the Buyer as contemplated herein).


                  11.9 GOVERNING LAW. The validity, performance and enforcement of this Agreement and any agreement entered into pursuant hereto, unless expressly provided to the contrary, will be governed by the Laws of Zurich, Switzerland, without giving effect to the principles of conflicts of law thereof.


                  11.10    CONSENT TO ARBITRATION.

                  [(a) Either party shall have the right (but not the obligation), in addition to all other rights and remedies provided by law, to compel the other parties to binding arbitration in accordance with the then existing Rules for Non-Administered Arbitration of Business Disputes of the Center for Public Resources ("CPR") by a single arbitrator. The arbitrator shall be selected from the CPR Panels of Distinguished Neutrals and shall be an attorney admitted to practice in the state of New York with at least 10 years of experience in commercial law. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss.1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York, New York. The arbitration shall begin within thirty (30) days of the initiating party's notice of its intent to arbitrate unless the parties agree in writing to an extension. The fees and expenses of the arbitration shall be borne equally by the parties hereto.

                  (b) Except as provided in paragraph (a) above, the procedures specified in this Section 11.10 shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage and, p rovided further, that the arbitrator is specifically empowered to grant injunctive relief and specific performance.]

                  11.11 PUBLIC ANNOUNCEMENTS. The Seller and the Buyer shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any public statement prior to such consultation.

                  11.12 SPECIFIC PERFORMANCE. The Seller, on the one hand, and the Buyer, on the other hand, each acknowledges that the other will be irreparably harmed and that there will be no adequate remedy at law in the event of a violation by it of any of its covenants or agreements which are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of such covenants and agreements, the Seller or the Buyer, as the case may be, shall have the right to obtain injunctive relief to restrain any breach or threatened breach of, or otherwise to obtain specific performance of, the other's covenants or agreements contained in this Agreement.

                  11.13 GENDER, ETC. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement, (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement, and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Music Line and its Subsidiaries.


                  11.14 EXHIBITS. The parties agree that if any Exhibit hereto is incomplete upon execution hereof, the parties will agree to final documentation for such Exhibit containing terms and provisions in form and substance reasonably acceptable to both parties.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.



                                    UTG COMMUNICATIONS INTERNATIONAL, INC.


                                    By:  /s/ UELI ERNST
                                       -----------------------------------------
                                            Name:   Ueli Ernst
                                            Title:  President



                                    BRUNSWICK  INTERNATIONAL LIMITED


                                    By:   /s/ D. SCHWAB
                                        ----------------------------------------

                                            Name:   D. Schwab
                                            Title:  Chief Executive Officer

                              DISCLOSURE SCHEDULES

SCHEDULE 2.6 - MUSIC LINE SUBSIDIARIES (EACH 100%-OWNED BY MUSIC LINE)
----------------------------------------------------------------------

SSC AG
JM Sontel AG